EXHIBIT 1

Please ensure that you complete all required information in this Agreement and return a fully executed copy of this agreement as soon as possible to:

If paying by wire transfer, wiring Canadian funds into FOGLER, RUBINOFF LLP IN TRUST:

SWIFT code: Beneficiary Bank: Address: Bank ID: Branch Number: Beneficiary Name: Account Number (CDN$ acct):	TDOMCATTTOR TD Canada Trust 55 King Street West TD Centre Toronto, Ontario, Canada M5K 1A2 004 10202 Fogler, Rubinoff LLP In Trust 0690-0309236

APOLLO GOLD CORPORATION

SUBSCRIPTION AGREEMENT

for

COMMON SHARES

INSTRUCTIONS

1.	Complete and sign page (i) of the Subscription Agreement under the heading “Subscription Details”.
2.	Read the “Terms and Conditions of Subscription for the Shares” – Schedule “A”.
3.	Complete and sign the Certificate of Offshore Purchaser – Schedule “B”.
4.	Complete and sign the “Selling Securityholder Notice and Questionnaire” attached as Annex A to the Registration Rights Agreement in Schedule “C”

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SUBSCRIPTION FOR SHARES

TO:	Apollo Gold Corporation (the "Corporation" or "Apollo") 5655 S. Yosemite Street, Suite 200 Greenwood Village, Colorado, U.S.A., 80111- 3220

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Corporation the number of common shares (the “Shares”) of the Corporation set forth below, for the aggregate consideration set forth below, representing a subscription price of Cdn$0.40 per Share. The Subscriber agrees to be bound by the terms and conditions set forth in the attached Schedule “A”-“Terms and Conditions of Subscription for Shares”, the attached Schedule “B” – Representation Letter, and the attached Schedule “C” — Registration Rights Agreement (the “Registration Rights Agreement”), including, without limitation, the representations, warranties and covenants set forth in the applicable schedules attached hereto.

JIPANGU INC.
(Name of Subscriber – please print)

By:   /s/ Tamisuke Matsufuji
         Authorized Signature

Per:   President and C.E.O.
         (Official Capacity or Title - please print)

Please print name of individual whose signature
appears above if different than the name of the
subscriber printed above.

________________________________________

3-6-9- Kita-Shinagawa
Shinagawa-ku
Tokyo 140-0001, Japan
________________________________________
(Subscriber’s Address)

________________________________________
(Telephone Number) (E-mail Address)

________________________________________
(Social Insurance Number)

Register the Shares as set forth below:

________________________________________
Name
________________________________________
Account reference, if applicable
________________________________________

________________________________________

________________________________________
Address	Number of Shares: 10,000,000

Aggregate Consideration: Cdn$4,000,000

Number of Common Shares currently held by the Subscriber
(excluding the Shares subscribed for hereunder)

________________________________________

Deliver the Shares as set forth below:

________________________________________
Name
________________________________________
Account reference, if applicable
________________________________________

________________________________________
Address
________________________________________
Telephone Number
________________________________________
Attention
________________________________________

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Confirmation and Acceptance.

Apollo hereby accepts the subscription as set forth above on the terms and conditions contained in this Agreement.

DATED as of the 1st day of June, 2005.

APOLLO GOLD CORPORATION

Per:     /s/ R.D. Russell
         Authorized Signing Officer

SCHEDULE “A”

TERMS AND CONDITIONS OF SUBSCRIPTION FOR THE SHARES

1.0	INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires:

(a)	“Agreement” means this subscription agreement to be entered into between Apollo and the Subscriber, and includes all schedules and appendices attached hereto, in each case as they may be amended or supplemented from time to time;

(b)	“AMEX” means the American Stock Exchange;

(c)	“Apollo” means Apollo Gold Corporation;

(d)	“Applicable Securities Laws” means, in respect of each and every offer and sale of the Shares, the securities legislation and exchange rules having application thereto and the rules, policies, notices and orders issued by applicable securities regulatory authorities having application thereto;

(e)	“Business Day” means any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario or Denver, Colorado;

(f)	“Closing” means the closing of the purchase of the Shares by the Subscriber;

(g)	“Closing Date” means June 1, 2005, and/or such other date or dates as Apollo and the Subscriber may mutually agree upon in writing;

(h)	“Closing Time” means 10:00 a.m. (Toronto time) on the applicable Closing Date or such other time as Apollo and the Subscriber may mutually agree upon in writing;

(i)	“Common Share” means a common share in the share capital of Apollo;

(j)	“Dollar” or “$” means the lawful currency of Canada, unless otherwise specifically indicated;

(k)	“Exemptions” means the exemptions from prospectus and registration requirements under Applicable Securities Laws;

(l)	“Non-US Offering Jurisdictions” means the Offering Jurisdictions other than the United States;

(m)	“Offering” means the Private Placement;

(n)	“Offering Jurisdictions” means all jurisdictions in which the Shares are offered;

(o)	“Private Placement” means the offering by Apollo for sale of the Shares in the Non-US Offering Jurisdictions on a private placement basis relying on one or more Exemptions;

(p)	“Registration Rights Agreement” means the Registration Rights Agreement attached hereto as Schedule “C”;

(q)	“Registration Statement” means the registration statement that Apollo agrees to file with the SEC pursuant to the Registration Rights Agreement to register the Shares for resale pursuant to the terms of the Registration Rights Agreement;

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(r)	“SEC” means the United States Securities and Exchange Commission;

(s)	“Shares” means the 10,000,000 Common Shares subscribed for hereunder;

(t)	“Subscription Price” means the aggregate subscription price paid by each Subscriber for the Shares;

(u)	“Subsidiaries” means, collectively, the subsidiaries of the Corporation;

(v)	“TSX” means the Toronto Stock Exchange; and

(w)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2	Time is of the essence of this Agreement.

1.3	This Agreement is to be read with all changes in gender or number as required by the context.

1.4	The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.5	All monetary amounts specified in this Agreement are in the lawful currency of the United States of America, unless otherwise specified.

1.6	This Agreement is governed by, subject to and interpreted in accordance with the laws prevailing in the Province of Ontario and the federal laws of Canada applicable therein, and the courts of the Province of Ontario will have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

2.0	SUBSCRIPTION FOR THE SHARES

2.1	The Subscriber hereby confirms its irrevocable subscription for and offer to purchase from Apollo that number of Shares as set out on page (i) of this Agreement, on and subject to the terms and conditions set out in this Agreement.

3.0	DESCRIPTION OF THE SHARES, ETC.

3.1	The Shares will be issued and registered in the name of the Subscriber or its nominee as per the instructions on page (i) of this Agreement.

3.2	Apollo will use its commercially reasonable best efforts to obtain the conditional listing of the Shares on the TSX and to apply for additional listing on the AMEX.

3.3	Apollo will file the Registration Statement with the SEC as contemplated in the Registration Rights Agreement.

4.0	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION

4.1	The Corporation represents, warrants, covenants and acknowledges, as applicable, to and with the Subscriber, as at the date hereof and as at the Closing Time:

(a)	the Corporation and each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority necessary to, and is qualified to, carry on its business as now conducted, and to own or lease its properties and assets in all jurisdictions in which it currently carries on business and/or owns or leases its properties and assets; and the Corporation has all required corporate power and authority

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to create, issue and sell the Shares, to enter into this Agreement and to carry out the provisions of such agreement;

(b)	the authorized capital of the Corporation consists of an unlimited number of Common Shares of which, as of May 27, 2005, 96,206,451 Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation;

(c)	all information which has been prepared by the Corporation relating to the Corporation and the Subsidiaries and their business, property and liabilities and either publicly disclosed or provided to the Subscriber, including all financial, marketing and operational information provided to the Subscriber is, as of the date of such information and when such information is considered as a whole, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information materially misleading;

(d)	the execution and delivery of this Agreement and the performance of the transactions contemplated hereunder does not and will not:

(i)	require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities regulatory authority or other third party, except: (i) such as have been obtained; or (ii) such as may be required under the applicable by-laws, policies, regulations and prescribed forms of the TSX and the AMEX;

(ii)	result in a breach of or default under, nor create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, nor conflict with:

(A)	any of the terms, conditions or provisions of the constating documents or resolutions of the shareholders, directors or any committee of directors of the Corporation or any Subsidiary or any material indenture, agreement or instrument to which the Corporation or any Subsidiary is a party or by which it or they are contractually bound; or

(B)	any statute, rule, regulation or law applicable to the Corporation or the Subsidiaries including, without limitation, the Applicable Securities Laws of the Offering Jurisdictions, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Corporation or the Subsidiaries; or

(C)	any material mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary or a material portion of the assets of the Corporation or any Subsidiary are bound, or any judgment, decree, order, statute, rule or regulation applicable to any of them;

(e)	at Closing, the Corporation will have filed all documents, taken all proceedings and obtained all regulatory consents necessary as a precondition to the sale of the Shares;

(f)	this Agreement shall be, by the Closing Time, duly authorized, executed and delivered by the Corporation and the obligations of the Corporation hereunder shall be legal, valid and binding obligations of the Corporation, enforceable in accordance with their terms (except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, (ii) general equitable principles or (iii) limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution);

(g)	the Common Shares are quoted for trading on AMEX and the TSX;

(h)	no order ceasing, halting or suspending trading in securities of the Corporation nor prohibiting the sale of such securities has been issued to and is outstanding against the Corporation or its directors, officers or promoters, and, to the best of the Corporation knowledge, no investigations or proceedings for such purposes are pending or threatened;

(i)	neither the Corporation nor any subsidiary thereof will have taken any action which would be reasonably expected to result in the delisting or suspension of quotation of the Common Shares on or from the AMEX or the Exchange and the Corporation will have complied, in all material respects, with the rules and regulations of eligibility on AMEX and the Exchange;

(j)	the Corporation is a “reporting issuer” under section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is not in default of any of the requirements of the 1934 Act; and

(k)	none of the information provided by the Corporation to the Subscriber in connection with the subscription for the Shares is material information that has not been publicly disclosed.

4.2	The Corporation hereby covenants to and with the Subscriber that:

(a)	the Corporation will use all reasonable efforts to maintain its status as a reporting issuer not in default in each of the Offering Jurisdictions in which it is a reporting issuer or equivalent for a period of three-years from the Closing Date;

(b)	the Corporation will use all reasonable efforts to maintain the listing of the Common Shares on the Exchange and AMEX to the date which is three-years following the Closing Date;

(c)	the Corporation will use all reasonable efforts to file, as required, the Registration Statement within the time period set forth in the Registration Rights Agreement; and

(d)	the Corporation shall, as soon as practicable, use all reasonable efforts to receive all necessary consents to the transactions contemplated herein.

5.0	REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER

5.1	The Subscriber represents, warrants, covenants and acknowledges, as applicable, to and with Apollo, on the Subscriber’s own behalf and on behalf of any disclosed principal for whom the Subscriber is acting as agent (and acknowledges that Apollo and its counsel, are relying thereon), as at the date hereof and as at the Closing Time:

(a)	the Subscriber understands that any funds invested are available to and will be paid to Apollo in accordance with the provisions of this Agreement and need not be refunded to the Subscriber;

(b)	the Shares are being offered for sale in an Offering Jurisdiction only on a “private placement” basis and that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements as to the filing of a prospectus under the Applicable Securities Laws in such Offering Jurisdiction or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum, that no prospectus has been filed by Apollo with any of the applicable securities regulatory authorities in connection with the issuance of the Shares in such Offering Jurisdiction, and that:

(i)	as a result, certain protections, rights and remedies provided by the Applicable Securities Laws in such Offering Jurisdiction including statutory rights of rescission or damages, will not be available to the Subscriber;

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(ii)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(iii)	there is no government or other insurance covering the Shares;

(iv)	the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under the Applicable Securities Laws in such Offering Jurisdiction; and

(v)	Apollo is relieved from certain obligations that would otherwise apply under the Applicable Securities Laws in such Offering Jurisdiction;

(c)	the Subscriber certifies that it is or, if the Subscriber is acting as agent for a disclosed principal, such principal is, resident in the jurisdiction set out on the first page of this Agreement under the heading “Subscriber Information” and “Beneficial Subscriber Information”, as the case may be, which address is the residence or place of business of the Subscriber or such disclosed principal, and that such address was not obtained or used solely for the purpose of subscribing for the Shares;

(d)	the Subscriber is purchasing the Shares:

(i)	as principal for its own account and not for the benefit of any other person or is deemed under the Applicable Securities Laws to be purchasing the Shares as principal, and in either case is purchasing the Shares for investment only and not with a view to the resale or distribution of all or any of the Shares; or

(ii)	as agent for a disclosed principal and is not deemed under the Applicable Securities Laws to be purchasing the Shares as principal, and it is duly authorized to enter into this Agreement and to execute and deliver all documentation in connection with the purchase on behalf of such disclosed principal, who is purchasing as principal for its own account and not for the benefit of any other person and for investment only and not with a view to the resale or distribution of all or any of the Shares;

(e)	the Subscriber will file all forms and reports, together with the prescribed fees, that may be required by Applicable Securities Laws or by any legislation or order in force in its jurisdiction of residence or to which it may be subject, within the time limits prescribed therein, in respect of this subscription, the purchase or any subsequent disposition of the Shares;

(f)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Shares;

(ii)	that any person will refund the purchase price of any of the Shares; or

(iii)	as to the future price or value of any of the Shares;

(g)	the Subscriber, and any beneficial purchaser for whom it is acting, is at arm’s length (within the meaning of the Applicable Securities Laws) with Apollo, except as disclosed in writing by the Subscriber to Apollo;

(h)	the Subscriber is not (other than if the Subscriber is an officer or director of Apollo or any of its affiliates) and will not become a “control person” of Apollo by virtue of the purchase of the Shares and does not intend to act in concert with any other person to form a control group of Apollo;

(i)	this Subscription has not been solicited in any manner contrary to the Applicable Securities Laws;

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(j)	to the best of its knowledge, the Subscriber (other than if the Subscriber is a director or officer of Apollo or any of its affiliates) has no knowledge of a “material fact”, “material change”, or “material non-public information” (as those terms are defined in or under the Applicable Securities Laws) in respect of the affairs of Apollo that has not been generally disclosed to the public;

(k)	Apollo will have the right to accept this subscription in whole or in part and the acceptance of this subscription offer will be conditional upon the sale of the Shares to the Subscriber in a Non-US Offering Jurisdiction being exempt from the prospectus and registration requirements of the Applicable Securities Laws in such Non-US Offering Jurisdiction;

(l)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if an individual, is of full age of majority, and if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

(m)	the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is or may be bound;

(n)	this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber;

(o)	in the case of a subscription by it for the Shares acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal;

(p)	if required by the Applicable Securities Laws, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist Apollo in filing such reports, undertakings and other documents as may be required;

(q)	the Subscriber has not purchased the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(r)	the Subscriber and each beneficial purchaser for whom it is acting acknowledges that investment in the Shares is speculative in nature and that there are risks associated with the purchase of the Shares and the Subscriber and each beneficial purchaser for whom it is acting has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Shares, fully understands the speculative nature of the Shares and is able to bear the economic risk of loss of its entire investment;

(s)	Apollo may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and each beneficial purchaser for whom the Subscriber may be acting;

(t)	the Subscriber has not received, nor has it requested, nor does it have any need to receive, any offering memorandum or any other document from Apollo describing the business and affairs of Apollo with respect to the offering and purchase of the Shares;

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(u)	this subscription is not enforceable by the Subscriber unless it has been accepted by Apollo and the Subscriber waives any requirement on Apollo’s behalf to immediately communicate its acceptance of this subscription to the Subscriber;

(v)	in connection with the Subscriber’s subscription, the Subscriber has not relied upon Apollo for investment, legal or tax advice, and has in all cases sought or elected not to seek the advice of the Subscriber’s own personal investment advisers, legal counsel and tax advisers and the Subscriber is able, without impairing its financial condition, to hold the Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with its investment;

(w)	it has relied solely upon publicly available information relating to Apollo and not upon any verbal or written representation as to fact or otherwise made by or on behalf of Apollo;

(x)	all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel or other advisors retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber;

(y)	none of the funds the Subscriber is using to purchase the Shares is, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities;

(z)	it is aware that the Shares have not been and may not be registered under the U.S. Securities Act and that the Shares may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration;

(aa)	it is not a “U.S. Person” (as that term is defined by Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or company organized or incorporated under the laws of the United States) and is not acquiring the Shares for the account or benefit of a U.S. Person or a person in the United States;

(bb)	the Shares have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Shares and executing and delivering this Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Agreement was executed and delivered;

(cc)	it undertakes and agrees that it will not offer or sell the Shares in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Shares except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules;

(dd)	it will not engage in hedging transactions with regard to the Shares unless conducted in compliance with the U.S. Securities Act;

(ee)	it acknowledges that the Corporation will refuse to register any transfer of any of the Shares not made in accordance with the provisions of Regulation S under the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

(ff)	it acknowledges that there are hold periods and resale restrictions on the Shares as set out in Section 8.0 hereof.

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5.2	The Subscriber acknowledges and agrees that the foregoing representations and warranties are made by the Subscriber with the intent that they may be relied upon by Apollo in determining its eligibility as a purchaser of the Shares under Applicable Securities Laws and the Subscriber hereby agrees to indemnify and hold harmless Apollo, its Affiliates and their representatives, directors, officers, employees and underwriters from and against all losses, liability, claims, costs, expenses and damages arising from, relating to, or connected with Apollo’s reliance thereon in the event that such representations and warranties are untrue in any material respect, such agreement regarding indemnification to survive the Closing and to continue in full force and effect for the benefit of the Subscriber notwithstanding any subsequent disposition by the Subscriber of the Shares. The Subscriber further agrees that by accepting the Shares, the Subscriber shall be representing and warranting that the foregoing representations and warranties contained herein or in any document furnished by the Subscriber to Apollo are true as at the Closing with the same force and effect as if they had been made by the Subscriber as at the Closing and shall survive the Closing and continue in full force and effect for the benefit of Apollo notwithstanding any subsequent disposition by the Subscriber of the Shares. The Subscriber undertakes to immediately notify Apollo at the address specified on page (i) of this Agreement of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

6.0	IRREVOCABILITY OF SUBSCRIPTION

6.1	Subjection to Section 7.2, this subscription is irrevocable.

7.0	CLOSING

7.1	Subject to the receipt of all completed items in accordance with Section 7.4, the Closing will take place at the place as agreed upon by the parties on the Closing Date.

7.2	If, prior to the Closing Time, the terms and conditions contained in this Agreement have been complied with to the satisfaction of the parties, or waived by them, the Subscriber shall deliver to Apollo the completed Agreement and payment of the Subscription Price for all of the Shares subscribed for pursuant to the this Agreement against delivery by Apollo of a certificate representing the Shares and such other documentation as may be required pursuant to this Agreement. If, prior to the Closing, the terms and conditions contained in this Agreement (other than delivery by Apollo to the Subscriber of a certificate representing the Shares) have not been complied with to the satisfaction of the parties, or waived by them, Apollo and the Subscriber will have no further obligations under this Agreement.

7.3	The Closing of the Offering is conditional upon the following:

(a)	the issue and sale of the Shares in the Offering Jurisdictions being exempt from the requirement to file a prospectus, registration statement or similar document under the Applicable Securities Laws relating to the sale of the Shares, or Apollo having received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus, registration statement or similar document; and

(b)	Apollo has received all regulatory and third party approval of the Private Placement, including the conditional approval of the TSX.

7.4	The Subscriber acknowledges and agrees that the obligations of Apollo hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Agreement as of the date of this Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)	payment by the Subscriber of the Subscription Price by certified cheque or bank draft (in accordance with the instructions set forth on the first page hereto) payable to Apollo as per Apollo’s direction;

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(b)	the Subscriber having properly completed, signed and delivered this Agreement;

(c)	the Subscriber having properly completed, signed and delivered the certificate in the form set out in Schedule “B”;

(d)	the Subscriber having properly completed, signed and delivered the “Selling Securityholder Notice and Questionnaire” attached as Annex A to the Registration Rights Agreement attached hereto as Schedule “C”; and

(e)	the Subscriber having properly completed, signed and delivered any further documentation as required under Applicable Securities Laws or by any applicable stock exchange or other regulatory authority and the Subscriber covenants and agrees to do so upon request by Apollo.

7.5	Apollo acknowledges and agrees that the obligations of the Subscriber hereunder are conditional on the accuracy of the representations and warranties of Apollo contained in this Agreement as of the date of such agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions:

(a)	the covenants of Apollo have been performed, satisfied and complied with, where applicable, as at the Closing Time;

(b)	Apollo has delivered to the Subscriber or its counsel the following items:

(i)	an original copy of the certificate representing the Shares purchased by the Subscriber registered in the name of the Subscriber or its nominee;

(ii)	a copy of this Agreement duly executed by Apollo; and

(iii)	such other documents relating to the transactions contemplated by this Agreement as the Subscriber or its counsel may reasonably request.

8.0	HOLD PERIOD AND RESALE RESTRICTIONS

8.1	The Subscriber understands and hereby acknowledges that:

(a)	the Shares issuable pursuant to the Private Placement will be subject to certain resale restrictions imposed under Applicable Securities Laws and the rules of regulatory bodies having jurisdiction including, without limiting the generality of the foregoing, the requirement that the Shares issuable pursuant to the Private Placement not be traded for a period of four months from the Closing Date as required under the Applicable Securities Laws in Canada, the prohibition reflected in the legend set forth in Section 8.1(e) below on trading through the TSX while the certificate bears a legend pursuant to Sections 8.1(c) or (d), and the applicable restriction period under the U.S. Securities Act, except as permitted by Applicable Securities Laws, and that the Shares and all securities issued in exchange thereof are “restricted securities” as defined under Rule 144 and may be resold only if:

(i)	the sale is to Apollo;

(ii)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S (or such successor rule or regulation then in effect), if available, and in compliance with applicable state securities laws;

(iii)	the sale is made pursuant to an exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws;

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(iv)	the sale is a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and it has prior to such sale furnished to Apollo an opinion of counsel to that effect reasonably satisfactory to Apollo; or

(v)	the sale is pursuant to an effective registration statement under the U.S. Securities Act.

(b)	while Apollo has agreed to file the Registration Statement (as described in the Registration Rights Agreement) and cause it to be declared effective by the SEC, there is no assurance that Apollo will be able to cause the Registration Statement to be declared effective by the SEC, and if the Registration Statement is not declared effective by the SEC, the Shares may not be resold by the Subscriber, except pursuant to an exemption contained under the Applicable Securities Laws, which may not be available, and if the Registration Statement is not declared effective, the Shares remain “restricted” securities under the U.S. Securities Act and may only be sold pursuant to an effective registration statement with respect to such securities, pursuant to Regulation S or other exemption from the registration requirements of the U.S. Securities Act or, if such Registration Statement is declared effective by the SEC, in the manner provided in the Registration Statement for the resale of such Shares;

(c)	for the period under the U.S. Securities Act when the Shares are restricted securities as defined in Rule 144 under the U.S. Securities Act, each certificate representing such security shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO SUBPARAGRAPH (B) OR (C) ABOVE, FURNISH TO THE ISSUER OR ISSUER’S COUNSEL SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THE ISSUER TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

(d)	certificates representing the Shares will bear a legend containing restrictions in conformity with the U.S. Securities Act with respect to the resale of the securities of the type set forth in clause 8.1(c) above, until the earlier of: (1) the Shares are sold pursuant to an effective Registration Statement and the seller shall have provided written confirmation to Apollo that the seller has complied with the prospectus delivery requirements under the U.S. Securities Act; or (2) the holder of the applicable security has furnished to Apollo an opinion of U.S. securities counsel reasonably acceptable to Apollo that the securities represented by such certificates are no longer “restricted securities” as defined in Rule 144 under the U.S. Securities Act; and

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(e)	In addition to the foregoing legends, the certificates representing the Shares, if issued prior to such time as the restrictive legend set forth in clause 8.1(c) is no longer required under applicable requirements of the U.S. Securities Act and all restrictions are removed with respect to such securities pursuant to applicable state securities laws, shall bear, in addition to any legend(s) required by MI 45-102 and the U.S. Securities Act, the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

8.2	The Subscriber also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and Apollo is not in any manner responsible) for complying with such restrictions, including, without limitation of the foregoing, as long as the Shares are restricted securities under the U.S. Securities Act, such securities may only be resold (a) to Apollo, (b) pursuant to Regulation S, (c) pursuant to another exemption from registration under the U.S. Securities Act or (d) pursuant to a registration statement declared effective under the U.S. Securities Act; and

8.3	The Subscriber will not sell, assign or transfer any of the Shares except in accordance with the provisions of Applicable Securities Laws and stock exchange rules, if applicable, in the future.

9.0	MISCELLANEOUS

9.1	Subject to Section 6.0, the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription for and offer to purchase the Shares is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

9.2	The Subscriber consents to the filing of such documents and any other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the Offering.

9.3	This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

9.4	Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by Apollo, or by anyone else.

9.5	The parties may amend this Agreement only in writing.

9.6	This Agreement enures to the benefit of and is binding upon the parties and, as the case may be, their respective heirs, executors, administrators and, successors.

9.7	A party will give all notices or other written communications to the other party concerning this Agreement by hand or by registered mail addressed to such other party’s respective address which is noted on the cover page of this Agreement.

9.8	The parties hereto each covenant and agree to execute and deliver such further agreements, documents and writings and provide such further assurances as may be required by the parties to give effect to this Agreement and without limiting the generality of the foregoing to do all acts and things, execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information and investment letters as may be required from time to time by all regulatory or governmental bodies or stock exchanges having jurisdiction over Apollo’s affairs or as may be required from time to time under the Applicable Securities Laws, including without limitation to the TSX and the AMEX.

9.9	This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and Apollo will be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement, and acceptance by Apollo of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and Apollo as if Apollo had accepted the Agreement originally executed by the Subscriber.

9.10	Each of the parties hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Shares and this Agreement be drawn in the English language only. Les parties reconnaissent par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière aux bons de sousciciption spéciaux et soient rédigés en anglais seulement.

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SCHEDULE “B”

CERTIFICATE OF NON-CANADIAN SUBSCRIBERS
(OTHER THAN U.S. SUBSCRIBERS)

The Subscriber, on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder, further represents, warrants and covenants to and with the Corporation (and acknowledges that the Corporation is relying thereon) that it is, and (if applicable) any beneficial purchaser for whom it is contracting hereunder is, a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States, and:

(a)	the Subscriber is, and (if applicable) any other purchaser for whom it is contracting hereunder:

(i)	is purchasing the Shares as principal for its, or (if applicable) each such other purchaser’s, own account, and not for the benefit of any other person; and

(ii)	shall deliver to the Corporation such further particulars of any exemption from any prospectus or securities registration requirements available to the Corporation, the Subscriber and any such other purchaser under applicable securities laws of their jurisdiction of residence or to which the Subscriber and any such other purchaser are otherwise subject to, as the Corporation may reasonably request;

(b)	the Subscriber, and (if applicable) any other purchaser for whom we are contracting hereunder will not sell or otherwise dispose of any Shares, except in accordance with applicable securities laws in Canada and the United States and in accordance with the rules and regulations of the Toronto Stock Exchange and the American Stock Exchange, and if the Subscriber, or (if applicable) such beneficial purchaser sells or otherwise disposes of any Shares to a person other than a resident of Canada or the United States, as the case may be, the Subscriber, and (if applicable) such beneficial purchaser, will obtain from such purchaser representations, warranties and covenants in the same form as provided in this Schedule “B” and shall comply with such other requirements as the Corporation may reasonably require.

Dated at Toronto this 1st day of June, 2005.

JIPANGU INC. By: /s/ Tamisuke Matsufuji Signature President & C.E.O. Title

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SCHEDULE “C”

REGISTRATION RIGHTS AGREEMENT

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SCHEDULE C

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 1, 2005 by and between Apollo Gold Corporation, a Yukon Territory corporation (the “Company”), as evidenced by the signatures of the Company and Jipangu Inc., a Japanese corporation (the “Subscriber”) pursuant to the Subscription Agreement dated as of June 1, 2005 (the “Subscription Agreement”) for 10,000,000 common shares of the Company (the “Shares”). In order to induce the Subscriber under the Subscription Agreement to enter into the Subscription Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

        The Company agrees with the Subscriber, (i) for its benefit as Subscriber and (ii) for the benefit of the beneficial owners (including the Subscriber) from time to time of the Shares, and (iii) for the benefit of the beneficial owners from time to time of the Registrable Securities (as defined herein) issuable pursuant to the Subscription Agreement (each of the foregoing a “Holder” and together the “Holders”), as follows:

        SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Subscription Agreement. In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings:

        “Additional Amount” means any security issued with respect thereto upon any stock dividend, split, merger or similar event, for each Registrable Security owned by the Holder.

        “Affiliate”, with respect to any specified person, has the meaning specified in Rule 144.

        “Common Shares” means the Company’s common shares, no par value.

        “Company” has the meaning specified in the first paragraph of this Agreement.

        “Deferral Notice” has the meaning specified in Section 3(d) hereof.

        “Deferral Period” has the meaning specified in Section 3(d) hereof.

        “Effectiveness Deadline Date” has the meaning specified in Section 2(a) hereof.

        “Effectiveness Period” means the period commencing on the Issue Date and ending two (2) years from the Issue Date or such date that all Registrable Securities have ceased to be Registrable Securities.

        “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

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        “Filing Deadline Date” has the meaning specified in Section 2(a) hereof.

        “Holder” has the meaning specified in the second paragraph of this Agreement.

        “Initial Resale Registration Statement” has the meaning specified in Section 2(a) hereof.

        “Issue Date” means June 3, 2005.

        Material Event” has the meaning specified in Section 3(d) hereof.

        “Notice and Questionnaire” means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to this Agreement.

        “Notice Holder” means on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

        “Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

        “Registrable Securities” means the Common Shares and any security issued with respect thereto upon any stock dividend, split, merger or similar event until, in the case of any such security, the earlier of (i) the sale pursuant to Rule 144 under the Securities Act or a shelf registration statement of all the Registrable Securities or (ii) the expiration of the holding period applicable thereto under Rule 144(k) for all Registrable Securities were such securities not held by an Affiliate of the Company.

        “Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

        “Resale Registration Statement” has the meaning specified in Section 2(a) hereof.

        “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

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        “SEC” means the United States Securities and Exchange Commission and any successor agency.

        “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

        “Subscriber” means the Subscriber to the Subscription Agreement.

        “Subsequent Resale Registration Statement” has the meaning specified in Section 2(b) hereof.

      SECTION 2.  Resale Registration.

        (a)     The Company shall prepare and file or cause to be prepared and filed with the SEC no later than a date which is forty-five (45) days after the Issue Date (the “Filing Deadline Date”) a Registration Statement (the “Initial Resale Registration Statement”) registering the resale from time to time by Holders of all of the Registrable Securities (a “Resale Registration Statement”). The Initial Resale Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution set forth in the Initial Resale Registration Statement. The Company shall use its commercially reasonable efforts to cause the Initial Resale Registration Statement to be declared effective under the Securities Act no later than the date (the “Effectiveness Deadline Date”) that is ninety (90) days (or, in the case of a full review by the SEC, one hundred and twenty (120) days) after the Issue Date, and to keep, subject to Section 3(d)(A) hereof, the Initial Resale Registration Statement (or any Subsequent Resale Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. Each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to the time that the Initial Resale Registration Statement became effective shall be named as a selling security holder in the Initial Resale Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law (other than laws not generally applicable to all such Holders). Notwithstanding the foregoing, no Holder shall be entitled to have the Registrable Securities held by it covered by such Resale Registration Statement unless such Holder has provided a Notice and Questionnaire in accordance with and in compliance with Section 4. The Company may permit any of its security holders to include any of the Company’s securities in the Initial Resale Registration Statement or any Subsequent Resale Registration Statement.

        (b)     If the Initial Resale Registration Statement or any Subsequent Resale Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Resale Registration Statement in a manner reasonably expected by the Company to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Resale Registration Statement covering all of the securities that as of the date of such filing are Registrable

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Securities (a “Subsequent Resale Registration Statement”). If a Subsequent Resale Registration Statement is filed, the Company shall use commercially reasonable efforts to cause the Subsequent Resale Registration Statement to become effective as promptly as is reasonably practicable after such filing or, if filed during a Deferral Period, after the expiration of such Deferral Period, and to keep such Registration Statement (or Subsequent Resale Registration Statement), subject to Section 3(d)(A) hereof, continuously effective until the end of the Effectiveness Period.

        (c)     The Company shall supplement and amend the Initial or any Subsequent Resale Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Resale Registration Statement, if required by the Securities Act.

        (d)        Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Resale Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d), Section 3(d) and Section 4. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to the Initial or any Subsequent Resale Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) business days prior to any intended distribution of Registrable Securities under the Resale Registration Statement. From and after the date the Initial Resale Registration Statement is declared effective, the Company shall, as promptly as is reasonably practicable after the date a fully completed and legible Notice and Questionnaire is received by the Company, (i) if required by applicable law, file with the SEC a post-effective amendment to the Resale Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required by the SEC so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Resale Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (other than laws not generally applicable to all Holders of Registrable Securities wishing to sell Registrable Securities pursuant to the Resale Registration Statement and related Prospectus) and using the manner of sale specified in the Notice and Questionnaire, and, if the Company shall file a post-effective amendment to the Resale Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is reasonably practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(d), provided, further, that if under applicable law the Company has more than one option as to the type or manner of making any such filing, the Company will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any

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Holder that is not a Notice Holder as a selling security holder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) of this Agreement (whether or not such Holder was a Notice Holder at the time the Registration Statement was initially declared effective) shall be named as a selling security holder in the Registration Statement or related Prospectus subject to and in accordance with the requirements of this Section 2(d).

        SECTION 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

        (a)     Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

        (b)     Submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

        (c)     Use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment or, if any such order or suspension is made effective during any Deferral Period, at the earliest possible moment after the expiration of such Deferral Period.

        (d)     Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Resale Registration Statement or the initiation of proceedings with respect to the Resale Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements), or (C) the occurrence or existence of any development, event, fact, situation or circumstance relating to the Company that, in the discretion of the Company, makes it appropriate to suspend the availability of the Resale Registration Statement and the related Prospectus, (i) in the case of clause (B) above,

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subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice (via facsimile, telephone or electronic mail followed by a written notice by first-class mail) to the Notice Holders that the availability of the Resale Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole reasonable judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Registration Statement and any Prospectus is suspended (the “Deferral Period”) is not to exceed (i) 20 consecutive days at any one time; (ii) 30 days in the aggregate in any three-month period; or (iii) 60 days in the aggregate during any 12-month period, or as otherwise required by applicable regulatory authority; provided that, the number of days the Company is required to keep the Registration Statement effective shall be extended by the number of days equal to the aggregate Deferral Period(s). The first day of any Deferral Period must be at least two (2) trading days after the last day of any prior Deferral Period.

        (e)     During the Effectiveness Period (except during such periods that a Deferral Notice is outstanding and has not been revoked), deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

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        (f)        Subject to Section 3(d), use commercially reasonable efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire), it being agreed that no such registration or qualification will be made unless so requested; use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction (except New York, if required by law) where it is not otherwise qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

        (g)        Upon (i) the filing of the Initial Resale Registration Statement and (ii) the effectiveness of the Initial Resale Registration Statement, announce the same, in each case by press release or any other means of dissemination reasonably expected to make such information known publicly.

        (h)        The Company will use its commercially reasonable best efforts to file as soon as practicable following the Issue Date to file an application for listing of the Registrable Securities to obtain the listing of the Registrable Securities on the American Stock Exchange.

        SECTION 4. Holder’s Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to this Section 4 (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to the Initial or any Subsequent Resale Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) business days prior to the filing of the Initial Resale Registration Statement or Subsequent Resale Registration Statement. Each Notice Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading, any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise required by the Company to comply with applicable law or regulations. Each Holder further agrees, following termination of the Effectiveness Period, to notify the Company, within twenty (20) Business Days of a request, of the amount of Registrable Securities sold pursuant to the Registration Statement and, in the absence of a

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response, the Company may assume that all of the Holder’s Registrable Securities were so sold.

        SECTION 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the American Stock Exchange and (y) of compliance with federal and state securities or Blue Sky laws to the extent such filings or compliance are required pursuant to this Agreement (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate)), (ii) printing expenses, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, and (iv) fees and disbursements of counsel for the Company in connection with the Resale Registration Statement. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), and its expenses for any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which the same securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

        SECTION 6. Registrant and Information Requirements. The Company represents that Form S-3 under the Securities Act is, on the date of this Agreement, available for the registration of the Registrable Securities by the Company for sale by the Holders. The Company covenants that (a) during the Effectiveness Period, it will (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) take such action as is necessary to enable the Holders to utilize Form S 3 for the sale of their Registrable Securities, (iii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and (b) so long as any Holder owns any Registrable Securities, it will furnish to such Holder, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or Form S-3.

        SECTION 7.  Indemnification and Contribution.

        (a)    The Company agrees to indemnify and hold harmless each Holder of Registrable Securities covered by the Resale Registration Statement, the directors, officers, employees, Affiliates and agents of each such Holder and each person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may

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become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

        (b)   Each Holder of securities covered by the Resale Registration Statement severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Resale Registration Statement and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder that is not a Subscriber in such Notice Holder’s Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

        (c)   Promptly after receipt by an indemnified party under this Section 7 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or otherwise materially prejudices the indemnifying party; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel

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(including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

        (d)        If the indemnification to which an indemnified party is entitled under this Section 7 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative fault of the Company on the one hand and the Holders of the Registrable Securities or the Subscriber on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the holder of the Registrable Securities or the Subscriber and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 7(d) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim

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whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, neither the Holder of any Registrable Securities nor the Subscriber shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder of Registrable Securities or by the Subscriber, as the case may be, and distributed to the public were offered to the public exceeds the amount of any damages that such Holder of Registrable Securities or the Subscriber has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7(d), each person, if any, who controls the Subscriber or any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Subscriber or such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

        (e)   The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 7, and shall survive the sale by a Holder of Registrable Securities covered by the Resale Registration Statement.

        SECTION 8. Miscellaneous

        (a)    No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall they, on or after the date of this Agreement, enter into, any agreement with respect to the Company’s securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements.

        (b)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the

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provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

        (c)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

        if to a Notice Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

if to the Company, to:

Apollo Gold Corporation 5655 S. Yosemite Street, Suite 200 Greenwood Village, Colorado, U.S.A., 80111- 3220 Facsimile: (720) 482-0957 Attention: Chief Financial Officer

with a copy to:

Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 Attention: Deborah J. Friedman, Esq. Facsimile No. (303) 893-1379

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

        (d)    Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Subscriber or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        (e)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and, without requiring any express assignment, shall inure to the benefit of and be binding upon each Holder of any Registrable Securities; provided, that nothing herein shall be deemed to permit

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any assignment, transfer of other disposition of Registrable Securities in violation of the terms of the Subscription Agreement. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be subject to all of the terms of this Agreement and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

        (f)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

        (g)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (h)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

        (i)    Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

        (j)    Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Subscription Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties hereto with respect to such registration rights.

        (k)    Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the expiration of the Effectiveness Period.

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SCHEDULE C

IN WITNESS WHEREOF the parties hereto have duly executed this Registration Rights Agreement as of the day and year set forth above.

JIPANGU INC. By: /s/ Tamisuke Matsufuji Name: Tamisuke Matsufuji Office: President and CEO

APOLLO GOLD CORPORATION

By:  /s/ R. David Russell
Name:     R. David Russell
Office:     President and CEO

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